Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

RETIRES TREASURY SHARES, ANNOUNCES STOCK SPLIT

Tontitown, Arkansas, March 8, 2022...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today announced that the Company’s Board of Directors approved a resolution to retire the Company’s current treasury share holdings and declared a 2-for-1 forward stock split of its common stock. The Company currently holds approximately 12.3 million treasury shares that will be retired immediately. The stock split will be in the form of a 100% stock dividend and is payable on March 29, 2022, to stockholders of record on March 18, 2022. Under the terms of the stock split, the Company’s stockholders will receive a dividend of one share for every share held on the record date. The dividend will be paid in authorized but unissued shares of common stock of the Company. The additional shares will be distributed by the Company’s transfer agent, Computershare, and the per share price of the Company’s common stock will adjust accordingly on The Nasdaq Stock Market. The Company expects trading will begin on a split-adjusted basis on March 30, 2022. The Company currently has approximately 11.1 million shares of common stock outstanding. After the stock split, the number of shares of common stock outstanding will increase to approximately 22.2 million shares.

Joe Vitiritto, President of the Company, commented, “We are pleased that the Board of Directors has approved a second stock split in less than a year, which demonstrates their confidence in our long-term potential. With this split, we will be able to further increase the availability of our stock and enhance our liquidity within the marketplace.”

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.